CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 1 Registration
Statement (No. 333-119814) on Form SB-2 of Innovative Card Technologies, Inc. of our report dated February 7, 2006 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 17, 2006